                                                                    Exhibit 23.3




                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Directors
First Midwest Bancorp, Inc.


     We consent to the incorporation by reference in the registration statement on Form S-8 of First Midwest Bancorp, Inc. pertaining to the First Midwest Bancorp, Inc. Nonqualified Retirement Plan of our report dated January 19, 1996, relating to the consolidated statements of income, changes in stockholders' equity and cash flows of First Midwest Bancorp, Inc. and subsidiaries for the year ended December 31, 1995, which report appears in December 31, 1997 annual report on Form 10-K of First Midwest Bancorp, Inc.







KPMG PEAT MARWICK LLP



Chicago, Illinois
September 8, 1998